Exhibit 99.1

Welcome

Financial Review

Financial Review Data set forth in these slides are preliminary and unaudited. This document contains "forward- looking statements" - that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, general economic conditions (including effects on, among other things, mortgage-backed securities), the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), changes in our membership profile, demand for advances, changes in projected business volumes, business and capital plan adjustments and amendments, regulatory actions or approvals, competitive pressure from alternative member funding sources, government actions and programs in response to the credit crisis, accounting adjustments or requirements, interest-rate volatility, our ability to appropriately manage our cost of funds, the cost- effectiveness of our funding, hedging and asset-liability management activities, and shifts in demand for our products and consolidated obligations. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. FHLBank Pittsburgh does not undertake to update any forward-looking statements made in this announcement. This document may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons.

Condensed Statement of Operations (Unaudited) Net interest income $ 56.4 $ 29.5 $ 26.9 Other income (loss) (64.4) (272.2) 207.8 Other expense and provision for credit losses 15.6 13.1 2.5 Net income before assessments (23.6) (255.8) 232.2 Assessments - (67.9) 67.9 GAAP - Net loss $ (23.6) $ (187.9) $ 164.3 Impact of unusual items (net of assessments) 54.6 195.4 (140.8) Core earnings $ 31.0 $ 7.5 $ 23.5 Net interest margin (bps) 27 13 14 Total average assets $87,782.2 $93,138.2 $(5,356.0) First Quarter Fourth Quarter Increase/ 2009 2008 (Decrease) (in millions)

Change in Net Interest Income (Unaudited) Net Interest Income Margin (dollars in thousands) Fourth quarter 2008 $29,453 13 bps Improved funding costs/other 19,522 11 LIBOR reset impact 6,832 3 Premium/discount/concession fee amortization 2,881 1 Decline in short-term investment yields (2,297) (1) Total changes $26,938 14 First quarter 2009 $56,391 27 bps

Decreased Funding Costs

LIBOR Reset Impact

Decline in Short-Term Investment Yields

Other Income (Loss) (Unaudited) Total OTTI $(324.8) $(266.0) Portion of impairment losses recognized in OCI 294.3 n/a Net OTTI in earnings (30.5) (266.0) $235.5 Establishment of Lehman reserve (35.3) - (35.3) Other, net 1.4 (6.2) 7.6 Total other income (loss) $ (64.4) $(272.2) $207.8 (in millions) First Quarter Fourth Quarter Increase/ 2009 2008 (Decrease)

Cost and Fair Value of the Bank's PLMBS Portfolio (as of March 31, 2009) (Unaudited)

OTTI Rule Change Impacts Net income impact is for present value of credit losses (or cash flow shortfalls) assuming no need to sell security Noncredit charges from prior years added back to retained earnings OCI negatively impacted Probable standard of impairment lowered to likely standard results in impairing more securities Any cash flow shortfall results in OTTI Negative OCI adjustment will become larger as additional impairments are recognized FHFA required consistency of adoption of new standards as well as assumptions and platform utilized to run cash flow analyses

Key Issues Affecting Future OTTI Economic (credit) loss estimates are highly dependent on various modeling assumptions, such as the following: Default frequency - the projected default frequency of the currently performing loans within the collateral pool Loss severities - the expected severity of the loss incurred upon selling the home, which varies depending on geographic location Housing price changes - the projected change in housing prices in varying regions of the country Prepayment assumptions - the expected speed of voluntary and involuntary prepayments for the collateral of the security Timing and projected path of all of the above assumptions

Retained Earnings Rollforward (Unaudited) Balance as of 12/31/08 $170.5 Cumulative effect adjustment for early adoption of OTTI rule change 255.9 OTTI credit charges (30.5) Establishment of Lehman receivable reserve (35.3) Core earnings in first quarter (excluding AHP & REFCORP) 42.2 Balance as of 3/31/09 $ 402.8 OCI as of 3/31/09 $(560.2) (in millions)

Capital and Risk-Based Requirements (Unaudited) Total permanent capital $4,410.0 $4,156.9 $4,311.1 $4,294.9 Risk-based capital requirement: Credit risk capital $ 432.8 $ 278.7 $ 238.8 $ 240.8 Market risk capital 2,685.7 2,739.1 3,022.1 256.7 Operations risk capital 935.5 905.3 978.3 149.3 Total risk-based capital requirement $4,054.0 $3,923.1 $4,239.2 $ 646.8 Excess capital $356.0 $ 233.8 $ 71.9 $3,648.1 Percentage of requirement 108.8% 106.0% 101.7% 664.0% Capital ratio 5.3% 4.6% 4.6% 4.3% Leverage ratio 7.9% 6.9% 7.0% 6.4% March 31, December 31, November 30, December 31, 2009 2008 2008 2007 (in millions)

Dividend and Stock Repurchase Six FHLBanks paid a dividend in the first quarter of 2009 six did not Four FHLBanks continued to repurchase excess capital stock eight did not The Board of Directors and Management are focused on building retained earnings which may allow the Bank to reinstate some level of dividend and repurchase excess capital stock when it is prudent to do so The Bank's overall financial performance and retained earnings will need to improve before we can resume paying any level of a dividend and repurchasing capital stock Improving market conditions and/or changes to regulation or public policy could expedite the reinstatement

Core pre-assessment $ 42.2 $ 10.2 $ 63.3 $ 72.1 $ 78.3 Core AHP/REFCORP (11.2) (2.7) (16.8) (19.1) (20.8) Core net income 31.0 7.5 46.5 53.0 57.5 Impact of unusual items: Lehman (35.3) - 68.5 - - OTTI (30.5) (266.0) - - - AHP/REFCORP 11.2 70.6 (18.2) GAAP net income $ (23.6) $(187.9) $ 96.8 $ 53.0 $ 57.5 Earnings Trend (Unaudited) First Qtr. Fourth Qtr. Third Qtr. Second Qtr. First Qtr. 2009 2008 2008 2008 2008 (in millions)

Questions?